UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 5, 2007

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 755,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries, a natural gas pipeline business with principal operations in Oklahoma.

On January 5, 2007, OG&E received an order from the Arkansas Public Service Commission (“APSC”) related to its July 28, 2006 request to increase its electric rates to pay for major reliability investments in OG&E’s electric system and other costs. The APSC order provides for a $5.4 million increase in OG&E’s electric rates and a 10.0 percent return on equity. OG&E had requested an increase of approximately $13.5 million. The new rates will go into effect in February 2007. For further information, see a copy of the APSC order attached as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Copy of APSC order dated January 5, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

January 11, 2007

Exhibit 99.01

ARKANSAS PUBLIC SERVICE COMMISSION

IN THE MATTER OF THE APPLICATION OF	)
OKLAHOMA GAS AND ELECTRIC	)
COMPANY FOR APPROVAL OF A	)	DOCKET NO. 06-070-U
GENERAL CHANGE IN RATES AND	)	ORDER NO. 9
TARIFFS	)

ORDER

Procedural History

On July 28, 2006, pursuant to Ark. Code Ann. §23-4-402 and Section 9 of the Arkansas Public Service Commission’s (“APSC” or “Commission”) Rules of Practice and Procedure, Oklahoma Gas and Electric Company1 (“OG&E”) filed its Application and initial supporting testimony, requesting Commission approval of a general rate increase. On August 15, 2006, the Commission issued Order No. 2, suspending OG&E’s proposed rates and tariffs and establishing the procedural schedule for consideration of OG&E’s Application.

On August 1, 2006, the Attorney General of Arkansas (the “AG”) filed his notice of intent to participate as a party in this docket. Wal-Mart Stores, Inc, (“Wal-Mart”) was granted intervenor party status by Order No. 3 issued on August 21, 2006. The only other parties to this docket are OG&E and the General Staff of the Commission (“Staff”).

Pursuant to the procedural schedule established by Order No. 2, the Staff and the AG flied Direct Testimony and Exhibits on October 19, 2006, in response to OG&E’s Application

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1 OG&E is an investor owned public utility, organized under the laws of the state of Oklahoma, operating in both Oklahoma and Arkansas, with approximately 724,000 total customers, of which approximately 61,500 are located in Arkansas.

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and initial testimony. On November 9, 2006, OG&E filed its Rebuttal Testimony and Exhibits followed by its filing, on November 13, 2006, of an amended Rebuttal Schedule G-1 which provided its proposed Revenue Requirement, Revenue Deficiency, and rate impact by customer class consistent with its Rebuttal Testimony.

On November 29, 2006, OG&E, the Staff, the AG and Wal-Mart (the “Parties”), filed a Motion To Approve Settlement Agreement requesting that the Commission approve their Settlement Agreement which would resolve all outstanding issues in this matter. In addition to and in support of their Settlement Agreement, the Parties filed the testimonies of OG&E Witness Donald R. Rowlett, AG Witness M. Shawn McMurray, and Staff Witnesses Alice D. Wright and Jeff Hilton2. (The Settlement Agreement is attached hereto as Exhibit 1.)

By Order No. 4 issued on September 1, 2006, the Commission set a public comment hearing on OG&E’s Application to be held on November 30, 2006, at the offices of the Arkansas Oil and Gas Commission in Fort Smith, Arkansas. The public comment hearing was subsequently rescheduled and conducted by the Commission on December 14, 2006.3 No public comments regarding OG&E’s Application or the proposed Settlement Agreement were offered at said public comment hearing. A public evidentiary hearing on the proposed Settlement Agreement was conducted by the Commission at its offices on December 19, 2006. No public comments were offered at said public evidentiary hearing.4

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2  Wal-Mart filed no testimony in the docket.

3  The Commission issued Order No. 7 on November 29, 2006, canceling the November 30, 2006, hearing because of expected inclement weather and reset the date of the hearing by its Order No.8.

4  Written comments, e-mail comments and telephoned comments in opposition to OG&E’s proposed Application rate increase were received from approximately fifty-nine (59) customers of OG&E. No customer comments in opposition to the proposed Settlement Agreement were received by the Commission.

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OG&E’s Litigation Position

OG&E’s Application, as amended5, is based upon a historical test year ending December 31, 2005, as adjusted through the pro forma year ending December 31, 2006. OG&E initially requested a non-fuel Arkansas revenue requirement of $75,110,856, reflecting a rate schedule revenue deficiency and requested rate increase of $13,517,699 representing a 7.56% increase in its total revenues. OG&E’s Application proposes the following rate revenue percentage increase for each customer class:

Residential Class (RS)	9.52%
General Service Class (GS)	13.53%
Power & Light Class (PL)	5.68%
Municipal Pumping Class (MP)	13.98%
Athletic Field Lighting Class (AFL)	19.55%
Municipal Lighting Class (ML)	2.65%
Outdoor Security Lighting Class	3.17%

OG&E’s books and records, reflecting operations in both Oklahoma and Arkansas, are kept on a total company basis. OG&E’s Application subsequently reflected per book balances and adjustments on a total company basis for rate base, revenues, and operating expenses, the adjusted balances of which are then either assigned or allocated to the Arkansas jurisdiction. OG&E argued that a rate increase was needed primarily because of significant current and future plant investment, including two new generating units6, required to meet increased load and to replace an aging system. In addition, “OG&E has experienced commensurate increases in

_________________________

5  OG&E supplemented or filed amended Schedules to its Application on August 3, 4, and 18 and November 13, 2006.

6  OG&E sought inclusion in rate base of its 77% ownership interest in a combined cycle, gas fired generation facility located in Oklahoma and previously owned by NRG McClain, LLC (“McClain Plant”) and a 120 MW wind energy facility located in Harper County, Oklahoma (“Centennial Project or Project”).

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operations and maintenance expense because of the expansion” and “needs to attract, train and retain” a larger workforce to operate that system.

OG&E’s Application was based on the operating results for the year ended December 31, 2005, as adjusted to reflect nineteen (19) pro forma adjustments made to rate base and thirty-five (35) pro forma adjustments made to the operating income accounts. OG&E sought an overall return on its rate base of 6.29% which included a return on equity of 11.75% and a debt to equity ratio of 44% to 56% in its capital structure, with $893 million in combined long/short-term debt and $1.116 billion in equity.

OG&E filed a depreciation study (“Study”) to support a change in Arkansas depreciation rates applicable to its plant. OG&E also proposed that the Commission approve a 10% sharing by OG&E in the revenues derived from the sale of its SO2 Allowances7 as an incentive for OG&E to both manage and increase those Allowances through further emissions reductions and to minimize customer costs. OG&E currently flows 100% of those revenues back to ratepayers through its Energy Cost Recovery Rider (“ECRR”). OG&E’s Cost of Service generally allocated its production plant and costs on the Average and Peak method8, allocated its transmission plant and costs to demand on the 12 month average of its Coincident Peak9 and classified the non-

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7  Under the Federal Environmental Protection Agency’s Acid Rain Program, generating units are assigned by the Agency a certain number of allowances, with each allowance authorizing the unit to emit one ton of SO2 (“SO2 Allowances”). To the extent that a unit reduces its emissions, any excess allowances may be sold. Purchases of allowances are made by units which exceed the units’ allowed emissions levels and are used to cover those excess emissions.

8  The average and peak method incorporates two measurements in the allocation of demand-related costs. The first measurement, the coincident peak demand, or CP, is the load of all customer classes at the time of the Company’s highest measured one-hour demand for the system in the test year. The second measurement, energy, is the total mega-watt hours used during the test year.

9  The 12 CP mehtod averages, for a 12 month period, the coincident peak at each month’s net system peak by customer class.

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customer10 distribution plant and costs as demand and allocated these costs on its Non-Coincident annual peak11. OG&E consequently designed its rates on equal rates of return.

In addition, OG&E proposed certain rate design changes to several of its current tariffs, including increases to customer charges, merging winter tail-blocks, inverted summer tail-blocks, and a phase-in of any customer class increase exceeding 10%. OG&E also introduced new tariffs for the Commission’s consideration, the redesign of its Residential and Municipal Pumping tariffs to provide more appropriate price signals and to encourage conservation,12 the introduction of a new voluntary Guaranteed Flat Bill service (“GFB”) for Residential and General Service customers and a change in the ECRR to segregate customers by usage.13

OG&E, in its Rebuttal Testimonies and as reflected in Rebuttal Schedule G-1, proposed a non-fuel Revenue Requirement of $74.175 million with a requested revenue increase of $12.880 million resulting in a 7.20% increase in Rate Schedule Revenues. OG&E's rebuttal position reflected the following revised percentage rate revenue increases for each customer class:

Residential Class	8.38%
General Service Class	13.38%
Power & Light Class	5.72%
Municipal Pumping Class	13.92%
Athletic Field Lighting Class	19.47%
Municipal Lighting Class	2.45%
Outdoor Security Lighting Class	2.98%

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10  Customer costs are generally allocated on customer count.

11  The noncoincident peak demand is the yearly maximum peak of each customer class.

12  OG&E’s design proposals include merging the second and third blocks of the winter rate and the use of an inverted block design for summer months.

13  OG&E asserted that its proposed change to the ECRR would more appropriately recognize energy losses and, thus, costs.

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In its Rebuttal Testimony, OG&E objected to various proposed adjustments and positions of both the Staff and the AG. OG&E differed with Staff and/or the AG regarding Insurance Expense, Payroll Expense, the Southwest Power Pool Assessment, McClain O&M Expense, Lobbying Expense, Other Expenses, certain Zero Cost Capital Structure Items, the Debt to Equity ratio in the Capital Structure, the Cost of Common Equity, the Cost of Service allocations, and the Rate Design and New Tariff Issues.

Staff’s Litigation Position

Staff proposed a non-fuel Rate Schedule Revenue Requirement of $67,035,668, reflecting a Revenue Deficiency of $5,740,627 and an overall increase in OG&E current rate revenues of 3.21%. Staff’s proposed revenue deficiency was $7,777,072 less than that filed by OG&E. Staff's recommendation resulted in the following rate revenue percentage increase/decrease for each customer class:

Residential Class	1.21%
General Service Class	6.15%
Power & Light Class	4.02%
Municipal Pumping Class	3.80%
Athletic Field Lighting Class	29.11%
Municipal Lighting Class	(3.37%)
Outdoor Security Lighting Class	(2.06%)

Staff recommended a rate base of $294,871,382 which was approximately $10.758 million less than that proposed by OG&E, due to differences in Accumulated Depreciation, Plant Held for Future Use, and Working Capital Assets. Staff recommended inclusion in rate base of the McClain Plant and, subject to certain conditions, the Centennial Wind Project (the “Centennial Project”). Those conditions are: that OG&E be ordered to monitor the performance of the Centennial Project and to annually report its findings to the Commission; that OG&E be

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ordered to refund through the ECRR any payments for damages or refunds under the Centennial Project warranty; that OG&E be ordered to allocate to Arkansas, in the same proportion for which Arkansas is allocated costs, any value of “green credits” or products resulting from the Centennial Project’s environmental benefits; and, that the Commission reserve its right to review and order appropriate remedial measures, should OG&E’s purported savings not materialize.

Additionally, Staff generally agreed with and recommended inclusion in rate base of OG&E’s calculated working capital assets, with the exception of certain asset accounts found to be non-utility, interest bearing, non-recurring, or not jurisdictional to Arkansas. Staff also adjusted the Accumulated Depreciation balance to remove certain retired plant for which no adjustment had been made by OG&E. Using its own calculations as its basis, Staff recommended approval of the billing determinants, as calculated and adjusted by OG&E.

Staff recommended approximately $1.745 million less in Arkansas allocated expenses before income tax than did OG&E. The largest expense differences between Staff and OG&E related to depreciation, payroll and benefits costs, insurance expense, and Staff's disallowance of certain advertising, marketing, and lobbying expenses.

Staff determined that OG&E’s depreciation study was reasonable and recommended, with certain corrections, that the Commission approve the rates from that Study as well as the rates which OG&E proposed be applied to the Centennial Project. Staff further proposed that those new depreciation rates be applied prospectively, with the adjusted test year-end Accumulated Depreciation balance more appropriately reflecting the old rates rather than the new rates as filed by OG&E.

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                Staff recommended an overall rate of return of 5.35%, an equity return of 10%, and a capital structure with a debt to equity ratio of 51% to 49%. Staff made other adjustments to the capital structure accounts, increasing the Accumulated Deferred Income Tax balance (“ADIT”) by $16.772 million and the Current, Accrued, and Other Liabilities balance (“CAOL”) by $38.973 million to reflect more current account activity, reversing certain OG&E eliminations of non-cash balances from CAOL, and including accrued interest and dividends payable in CAOL.

Staff determined that the results of OG&E’s proposed Cost of Service and allocation methods were reasonable and recommended approval with two exceptions: that general distribution facilities be classified and allocated as demand and not as “customer related”, noting the high population density of OG&E’s Arkansas service territory; and, that fixed charges, or interest, be allocated based on total allocated rate base, rather than plant-only as proposed by OG&E, asserting that, as interest expense is derived from interest rates applied to total rate base, appropriately resulting interest expense should be allocated on the same basis.

With regard to OG&E’s rate design and proposed new tariffs, Staff determined that OG&E’s proposals were generally consistent with Commission policy to eliminate interclass subsidies and recommended: (1) approval of OG&E’s proposed redesign of the Residential and MP tariffs; (2) approval of OG&E’s proposal to defer until year two any part of a rate schedule increase which may exceed 10%; (3) disapproval of OG&E’s shift of customer charges to energy charges for the MP class; (4) disapproval of OG&E’s proposed voluntary “Guaranteed Flat Bill” for Residential and General Service customers, which Staff contends provides no significant benefit over the currently approved levelized billing programs; and, (5) approval of OG&E’s proposed amendments to the ECRR.

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                Staff also recommended that the Commission reject, as one sided and providing no material benefit to ratepayers, OG&E’s proposal to retain a 10% share of all SO2 Allowance revenues which flow through the ECRR. Staff notes that there has been no similar OG&E sharing of costs to reduce emissions, including those incurred by OG&E for burning higher grade, higher cost fuel, which flowed directly through the ECRR to ratepayers and which was the primary reason for emission reduction and the subsequent accumulation of SO2 Allowances.

AG’s Litigation Position

The AG asserted that OG&E’s $13.5 million rate increase request was overstated by at least $7.15 million. The overstatement consists generally of the AG’s proposed expense disallowance and adjustments, the AG's recommended lower overall return of 5.31%, using both a hypothetical capital structure with a debt/equity ratio of 49.1% to 50.9% and an illustrative equity return of 9.5%, and differences between the AG and OG&E in certain Cost of Service allocations. The AG proposed an overall increase in Rate Schedule Revenues of 3.44%, with any individual class increase limited to 5% above the system average rate change. The AG recommended the following rate revenue percentage increase/decrease for each customer class:

Residential Class	(0.75%)
General Service Class	7.74%
Power & Light Class	5.22%
Municipal Pumping Class	4.36%
Athletic Field Lighting Class	8.44%
Municipal Lighting Class	(1.19%)
Outdoor Security Lighting Class	0.38%

The AG proposed disallowance of certain advertising expenses, Restricted Stock Awards, 50% of Director’s and Officer’s Insurance, and lobbying expense. The AG also recommended normalizing costs of the Centennial Project Maintenance Contract, noting the high cost in its

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early years. In addition, the AG recommended that, should a revenue increase be allowed, the effective tax rate used to calculate the conversion factor for revenue requirement should be adjusted to encompass certain new tax credits14 which are effective in 2005 and 2006.

In setting OG&E’s return, the AG urged the Commission to adopt its recommended hypothetical capital structure which is based on the latest two quarters of information available for OG&E’s sample companies. The AG, while not recommending a specific equity return, also asked the Commission, when measuring the reasonableness of any proposed return, to give consideration both to pension fund yields expected by utilities for their own pension fund investments as well as to current stock market literature which indicates lower expected returns in the future.

Based on his review of OG&E’s Cost of Service, the AG generally agreed with OG&E's classification and allocation methods for generation and transmission, its inter-jurisdictional allocation of distribution plant, and its overall allocation of Working Capital and other assets. For distribution plant, the AG accepted some of OG&E’s classifications and allocations. However, for other distribution plant15 which OG&E classified as part demand and part customer, the AG proposed, based on prior Commission practice, that these plant accounts should be classified as demand related and allocated accordingly. In addition, the AG criticized OG&E’s use of dated studies and its use of the minimum system method to classify plant, which the AG asserts has been rejected for well over 20 years. For distribution expenses, the AG accepted OG&E’s

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14  The American Jobs Creation Act of 2004 allows credits or deductions of 3% for taxable income related to generation.

15  Specifically, the AG raises issue with the plant account allocation for poles, overhead wires, underground conduit, and underground wires.

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methods for both inter-jurisdictional and inter-class purposes except for one allocation which had not been allocated on the same basis as that of related plant16. The AG determined the “broad based allocation factor” OG&E used to allocate its general plant, its Administrative and General expenses, and its payroll taxes to be reasonable, but recommended that uncollectible accounts expense should also be excluded from the costs used to calculate the factor. The AG also recommended certain changes to the allocation of deductible items used to calculate the income tax for each class. Finally, the AG recommended corrections and changes to OG&E’s allocation of Other Operating Revenues with the AG’s recommendations resulting in increased revenues for residential and commercial customers and reduced revenues for industrial customers.

The AG supported certain OG&E rate design proposals which promote conservation but opposed others, recommending instead flat or inverted summer rates, less reliance on the customer charge, elimination or narrowing of winter rate differentials, and making unavailable declining rates to new residential customers and, in the future, all residential customers. The AG generally accepted OG&E’s new fee schedules and ECRR changes, although the AG asked the Commission to consider the impact of the ECRR changes when setting base rates. Further, the AG, while accepting the ECRR design change, opposed any sharing of SO2 Allowance revenues which flow through the ECRR and also opposed OG&E’s new Guaranteed Flat Bill.

The Proposed Settlement Agreement

The Parties ask the Commission to approve their jointly proposed Settlement Agreement which would establish OG&E’s revenue requirement in total and the rate design for each rate class, and additionally provide certain other ratepayer protections and reporting requirements.

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16 OG&E generally allocated its expenses identified specific to certain plant on the same basis that it allocated that plant.

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The Parties have agreed to settle all issues based on the positions taken by Staff in its October 19, 2006, Direct Testimony, with certain modifications. The Settlement Agreement calls for new rates, resulting from approval of the Settlement Agreement, to become effective for all bills rendered on or after February 1, 2007.

The Settlement Agreement, attached hereto as Exhibit 1, reflects a Rate Schedule Revenue Requirement of $66,673,173 and a Rate Schedule Revenue Deficiency of $5,378,132 resulting in an increase in overall rates of 3.01%. The Settlement Agreement proposes the following rate revenue percentage increase/decrease for each customer class:

Residential Class	(0.86%)
General Service Class	7.32%
Power & Light Class	4.52%
Municipal Pumping Class	4.51%
Athletic Field Lighting Class	20.16%
Municipal Lighting Class	0.69%
Outdoor Security Lighting Class	0.91%

The adjustments made to Staff’s Direct case were addressed by Staff witness Hilton. As noted in Mr. Hilton’s Stipulation Testimony, these Revenue Requirement elements have either been updated “based on additional information or clarification” or adjusted for “correction of errors or omissions”.

According to Mr. Hilton, rate base adjustments included those made to Plant-in-Service, the Centennial Project, and Accumulated Depreciation, which were updated to reflect more current information. Related Depreciation Expense was updated as well. Mr. Hilton testified further that, with regard to the Commission’s approval of the Centennial Project, the Settlement Agreement specifically incorporates Staff’s recommendation to condition any approval on future ratepayer savings and additionally adopts Staff’s recommended reporting requirements for the

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Centennial Project. Mr. Hilton notes also that the Settlement Agreement adopts the Staff-accepted depreciation rates and incorporates Staff’s recommendations in that regard.

Mr. Hilton testified that adjustments made to Staff’s other expenses included correcting the McClain Plant’s Arkansas allocation, updating Insurance Expense and Payroll Expense to current levels, changing expenses to reflect interstate allocation corrections and, finally, correcting both Income Tax Expense and the related conversion factor by incorporating the new generation income tax deduction.17 In addition, Mr. Hilton notes that the overall return allowed in the Settlement Agreement reflects Staff’s recommendation adjusted for corrections made to two capital structure balances to update the plant-related ADIT balance and to eliminate a non-recurring CAOL item.

Staff witness Wright testified regarding the Settlement Agreement’s cost allocation and rate design, its SO2 Allowance treatment, and the ECRR changes. Ms. Wright testified that the Cost of Service adopted in the Settlement Agreement reflects Staff’s recommendations, with two corrections. Ms. Wright testified that, as recommended by AG witness Marcus, changes were made to two allocation factors. One factor was corrected to eliminate an interstate over-allocation to Arkansas expense and another to more appropriately allocate expense based on underlying plant allocations.

According to Ms. Wright, the Settlement Agreement also generally adopts Staff’s proposed rate design and reflects Staff’s recommendation to move to cost-based rates. She notes, however, that the Residential and the Municipal Lighting Classes will relinquish some excess earnings to help reduce the significant increase to the Athletic Field Lighting Class (“AFL

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17  The American Jobs Creation Act of 2004 allows a 3% deduction against generation income.

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Class”). All other classes will pay Cost of Service rates. Moreover, Ms. Wright testified that the AFL Class increase should, as recommended, be phased in over two years with OG&E absorbing any revenue shortfall for the first year.

Finally, Ms. Wright testified that, as recommended, the Settlement Agreement requires that 100% of SO2 Allowance revenues will continue to flow to customers through the ECRR, that certain additional information will now be included in OG&E’s annual ECRR filings, and that the ECRR will be calculated by level of use.

Staff witnesses Hilton and Wright, as well as OG&E witness Rowlett and AG witness McMurray, testified in support of and recommend approval of the Settlement Agreement18. Mr. Hilton testified that the proposed Settlement Agreement is “consistent with Staff policy based on Commission precedent” and Arkansas law and is “(b)ased on evidence provided in Staff's Direct case and the additional information Staff reviewed, as outlined in the Settlement Agreement and (in his) testimony....” Ms. Wright testified that the Settlement Agreement’s resulting rates generally reflect both Staff’s recommendations in this case and the Commission’s policy to move toward cost based rates and that the proposed rates are just and reasonable and will not have a significant adverse impact on customers. OG&E witness Rowlett testified that “OG&E supports the Agreement as a reasonable compromise, as being in the overall public interest, and is willing to abide by the terms and conditions addressed in the Agreement.” AG witness McMurray testified that the Attorney General recommends approval of the Settlement Agreement as in the public interest, noting that “(t)he Agreement addresses the concerns of the Attorney General in

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18 Wal-Mart did not file supporting testimony but is a party to the November 29, 2006, Motion To Approve Settlement Agreement seeking Commission approval of the Settlement Agreement.

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this docket in a reasonable way...(and)...is far better for ratepayers than OG&E’s initial proposal.”

Conclusions

The Commission finds that all parties support adoption of the Settlement Agreement and the resulting rates and tariffs resulting therefrom are based on Staff’s Direct Testimony of October 19, 2006, as corrected or updated. The Commission notes the following Revenue Deficiency and rate revenue percentage increase/decrease comparisons, reflecting the results of the Settlement Agreement measured against OG&E’s original Application and Staff’s Direct case:

	OG&E Application	Staff Direct Testimony	Settlement Agreement
Total Company Deficiency	$13,517,699	$5,740,627	$5,378,132
Total Company % Increase(Decrease)	7.56%	3.21%	3.01%
Residential Class	9.52%	1.21%	(0.86%)
General Service Class	13.53%	6.15%	7.32%
Power & Light Class	5.68%	4.02%	4.52%
Municipal Pumping Class	13.98%	3.80%	4.51%
Athletic Field Lighting Class	19.55%	29.11%	20.16%
Municipal Lighting Class	2.65%	(3.37%)	0.69%
Outdoor Security Lighting Class	3.17%	(2.06%)	0.91%

The Commission finds that the Settlement Agreement is fully supported by Staff’s Direct Testimony, as well as the Settlement Testimonies of all parties, and that the changes or corrections encompassed in the Settlement Agreement do not result in material differences from Staff’s case. The Commission finds that the provisions of the Settlement Agreement, having been premised on Staff’s Direct Testimony of October 19, 2006, with updates and corrections to that testimony addressed in the Settlement Agreement and in Staff’s Stipulation Testimony, is fully supported by the record.

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                Therefore, The Commission finds that the Settlement Agreement is just and reasonable and in the public interest. Accordingly, the Settlement Agreement, as submitted by the Parties and as attached hereto, should be and hereby is approved. Further, the Settlement Agreement compliance tariffs filed by OG&E on December 18, 2006, should be and hereby are approved effective for all customer bills rendered on and after February 1, 2007.

BY ORDER OF THE COMMISSION.

This 5th day of January, 2007.

/s/ Sandra L. Hochstetter

Sandra L. Hochstetter, Chairman

/s/ Daryl E. Bassett

Daryl E. Bassett, Commissioner

/s/ Randy Bynum

Randy Bynum, Commissioner

/s/ Diana K. Wilson

Diana K. Wilson

Secretary of the Commission

[CERTIFICATION]

EXHIBIT 1

BEFORE THE ARKANSAS PUBLIC SERVICE COMMISSION

IN THE MATTER OF THE APPLICATION OF	)
OKLAHOMA GAS AND ELECTRIC COMPANY	)
FOR APPROVAL OF A GENERAL CHANGE	)	DOCKET NO. 06.070-U
IN RATES AND TARIFFS	)

AGREEMENT

The General Staff of the Arkansas Public Service Commission (Staff), Oklahoma Gas & Electric Company (OG&E), Wal-Mart Stores, Inc., and the Attorney General of Arkansas (AG), agree to the following terms in settlement of all outstanding issues:

1.	GENERAL

A.	The objective of this Agreement is to resolve all outstanding issues in this docket.

B.

OG&E proposed a specified level of revenue requirement and corresponding rates, and made certain other proposals in its testimony filed July 28, 2006. After conducting extensive discovery, Staff and the AG responded in direct testimony filed October 19, 2006. OG&E filed rebuttal testimony November 9, 2006. The record has been developed and a complete discussion of the issues undertaken by these parties, with all parties being strong advocates for their respective positions as reflected in the filed testimony. The parties agree to settle based on Staff’s Direct Testimony case filed October 19, with the specific modifications explained below.

EXHIBIT 1

2.	REVENUE REQUIREMENT/ COST ALLOCATION

A.	The parties agree that OG&E’s non-fuel rate schedule revenue requirement is $66,673,173, with a resulting revenue deficiency of $5,378,132.
B.

While the agreed revenue requirement reflects a negotiated settlement of all revenue requirement issues, the parties agree that the revenue deficiency and revenue requirement were developed by adjusting as follows, the Staff’s direct case which reflected a non-fuel rate schedule revenue requirement of $67,035,668 and a revenue deficiency of $5,740,627:

1.	Rate Base was updated to reflect actual rather than budgeted amounts for the Centennial Wind Facility. This reduces Gross Plant in Service $3,304,587 and related depreciation expense $133,788;
2.	Insurance expense was reduced by $175,515 based on updated information OG&E provided;
3.	Operation and Maintenance Expense related to the McClain plant was increased $76,277 to correct an error in Staff’s adjustment;
4.	Payroll and Payroll Related Expenses were updated to reflect more current information on actual filled positions and approved annual salary increases, resulting in a $3,462,847 increase;
5.

The Manufacturing Deduction was comprehended in both the federal tax calculation (resulting in a $444,150 decrease on a total Company basis) and revenue conversion factor (which includes a .3% federal tax rate

EXHIBIT 1

decrease), as AG witness William Marcus recommends in his Prepared Testimony; and,

6.

The required rate of return in the October 19, 2006 Exhibit JS-15 of Staff witness Jo Ann Sterling was adjusted to reflect the following changes in the Staff’s recommended capital structure: (a) Staff’s recommended level of ADIT was increased by $5,594,175 to the most currently available balance; and (b) Staff’s recommended Current, Accrued, and Other Liabilities (CAOL) was reduced by $16,268,551 to remove accrued take or pay gas payments, the final payment of which was made in January 2006. The resulting overall Rate of Return is as follows:

RATE OF RETURN CALCULATION
				Weighted
Component	Amount	Proportion	Rate	Cost

Long Term Debt*	$990,514,624	31.67%	6.01%	1.90%
Short Term Debt*	$61,907,164	1.98%	5.25%	0.10%
Common Equity	$1,011,150,346	32.33%	10.00%	3.23%
Customer Deposits*	$48,065,332	1.54%	3.24%	0.05%
ADIT	$580,042,649	18.54%	0.00%	0.00%
Post-1970 ADITC - LT Debt*	$14,046,446	0.45%	6.01%	0.03%
Post-1970 ADITC -ST Debt*	$877,903	0.03%	5.25%	0.00%
Post-1970 ADITC - Equity	$14,339,080	0.46%	10.00%	0.05%
CAOL	$406,863,504	13.01%	0.00%	0.00%

Total Capital	$3,127,807,048	100.00%		5.36%

*The weighted cost of debt is 2.08%.

In deriving the Arkansas jurisdictional Revenue Requirement, the aforementioned adjustments were made at the total company level and the

EXHIBIT 1

adjusted test year amounts were allocated to the Arkansas jurisdiction in the cost of service study.

C.

The individual account-specific depreciation rates OG&E proposed and Staff witness Freier accepted as reflected in Company witness Spanos’s Exhibit JJS-1, pages III-4 through III-10 in Column 8, and Exhibit JJS-2, page III-4 in Column 8, and the rates for the Centennial wind facility presented in Application Revised Schedule F-1 filed August 3, 2006 should be approved by the Commission for book purposes.

D.	The parties agree to accept the cost classification and allocation methodologies embodied in Staff’s recommended Cost of Service Study with the following adjustments:
1.	The calculation of the Supervision Operation and Maintenance Allocation Factor was revised to exclude Account 904- Uncollectible Accounts; and
2.

The classification of the Arkansas Jurisdictional Expense recorded in Accounts 583- Overhead Lines Expenses and 584- Underground Line Expenses was revised to reflect the classification of the underlying Arkansas Jurisdictional Distribution Plant Accounts 364- Poles, Towers, and Fixtures, and 365- Overhead Conductors and Devices.

The results of the agreed upon Cost of Service Study (Settlement COS study) are set forth in Attachment 1 to the Agreement.

E.	The Settling Parties agree that an initial step toward cost-based rates was made in this case. The General Service, Power and Light, Security Lighting, and

EXHIBIT 1

Municipal Pumping customer classes shall each pay its cost of service as indicated by the Settlement COS Study. The rates for the Municipal Lighting Class shall remain at their current level and the $16,998 revenue excess attributable to this class will be used to reduce the base rate increase to the Athletic Field Lighting customer class. The rates for the Residential customer class shall be reduced by $1,159,664 less $12,000 which will be used to further reduce the increase to the Athletic Field Lighting customer class. The resulting non-fuel rate schedule revenue requirement for each customer class is as follows:

Rate Class	Rev.Req.
Residential	$25,991,974
General Service	$ 7,558,488
Power & Light	$30,608,394
Municipal Lighting	$ 840,882
Security Lighting	$ 1,523,497
Municipal Pumping	$ 54,152
Athletic Field Lighting	$ 95,785
Total Arkansas Retail	$66,673,172

3.	RATES AND TARIFFS

A.	The new base rates reflecting this Agreement are attached as Attachment 2. The new rates were developed using the Staff’s recommended billing determinants as set forth in Attachment 3.
B.

As recommended by Attorney General witness William Marcus, the non-fuel Residential, General Service, and Power & Light rate schedule revenue requirements delineated in Section 2.E. above were reduced by $205,080 to reflect the estimated annual increase in other operating revenues resulting from the change in the customer activity fees discussed in Section C below.

EXHIBIT 1

C.	The Parties agree to the following changes to OG&E’s Charges Related Activity fees:
Customer Activity	Current Fee	Recommended Fee
Collection	$5.00	$15.00
Reconnection	$10.00	$35.00
After-Hours Reconnection	$20.00	Discontinue after-hours collection
Returned Check Charge	$10.00	$15.00
Meter Test Fee	$15.00	$50.00

D.

The Parties agree that the Company’s fuel costs shall continue to be recovered through the Energy Cost Recovery Rider (ECRR). The Parties also agree that the ECRR shall be revised to reflect the Company’s proposal that the energy cost recovery rates be calculated by service level. The ECRR energy cost recovery rates by service level shall become effective on the same date as the new base rates.

E.	OG&E requests and the parties do not object to the new rates and tariffs becoming effective on all bills rendered on or after February 1, 2007.

4.	FUTURE RATE CASES

As set forth in Staff witness Freier’s October 19, 2006 Direct Testimony, OG&E is required for future rate applications to make an adjustment similar to the one in Application Schedule B-2.3d, as updated for 2006 by Staff adjustment RB-12, to accurately reflect net plant at Arkansas- approved depreciation rates. OG&E is likewise required to present its current and proposed

EXHIBIT 1

depreciation rates on an individual account-specific level in future rate applications, rather than calculating composite rates for schedule presentation.

5.	OTHER ISSUES

SO2 Emissions Allowances

The parties agree that 100% of the Arkansas proceeds from the sale of excess Sulfur Dioxide (S02) Emissions Allowances will be distributed to ratepayers through the ECRR as recommended by Staff witness Butler.

ECRR Reporting Requirements

The parties agree that additional information will be reported with the annual ECRR filing to clearly identify each component of OG&E’s fuel costs. Staff and OG&E will work together to develop a format for reporting this additional information.

Transition Cost Credit

As reflected in OG&E’s final report of transition cost recovery in Docket No. 01-044-U, the Company overcollected $64,247.43 in transition costs. The parties agree with Staff witness Butler’s recommendation that a credit of this amount, increased by the calculation of carrying charges at the ECRR carrying charge rate in effect during the months between the 2006 ECRR implementation date and the 2007 implementation date, should be included in OG&E’s next ECRR filing.

Centennial Wind Facility

The parties agree that the Centennial Wind Facility will be beneficial to Arkansas consumers if the key assumptions in the Company’s analysis materialize. Therefore, consistent with the recommendations of Staff witness Ezra Hausman, the Centennial Wind Facility should

EXHIBIT 1

be included in OG&E’s Arkansas cost of service subject to the Commission’s right to initiate a proceeding to address measures necessary to protect Arkansas ratepayers, if there is a material variance from expected operations. Such measures could include, but would not be limited to, the disallowance of recovery in rates of some or all costs associated with Centennial. A disallowance of all or part of Centennial costs in the Oklahoma jurisdiction would automatically trigger a re-evaluation in Arkansas. Furthermore, OG&E agrees with the recommendations of Staff witness Ezra Hausman (as stated in his Direct Testimony) to:

(1) monitor the performance of Centennial and report to the Commission annually the fuel savings associated with the operation of this facility. The report should show, at a minimum, Centennial’s monthly generation, the resources displaced, and the resulting fuel savings.

(2) refund to ratepayers through the ECRR any delay damages, liquidated damages, or warranty or other payments made to OG&E under the Invenergy contract, equal to the portion of the resource serving Arkansas customers.

(3) refund to Arkansas ratepayers through the ECRR a share of the value of “green credits” or other products resulting from the monetized environmental benefits of wind generation at Centennial equal to the portion of the resource dedicated to serving Arkansas ratepayers.

6.	RIGHTS OF THE PARTIES

A.	This Agreement is made upon the explicit understanding that it constitutes a negotiated settlement which is in the public interest. Nothing herein shall

EXHIBIT 1

constitute an admission of any claim, defense, rule or interpretation of law, allegation of fact, principle, or method of ratemaking or cost-of-service determination or rate design, or terms or conditions of service, or the application of any rule or interpretation of law, that may underlie, or be perceived to underlie, this Agreement.

B.

This Agreement is expressly contingent upon its approval by the APSC without any modification. The various provisions of the Agreement are interdependent and unseverable. All parties shall cooperate fully in seeking the Commission’s acceptance and approval of the Agreement. The parties shall not support any alternative proposal or settlement agreement while this Agreement is pending before the APSC.

C.

Except as to matters specifically agreed to be done or occur in the future, no party shall be precluded from taking any position on the merits of any issue in any subsequent proceeding in any forum. This Agreement shall not be used or argued as establishing precedent for any methodology or rate treatment in any future proceeding.

D.

In the event the APSC does not accept, adopt, and approve this Agreement in its entirety and without modification, the parties agree that this Agreement shall be void and of no effect. In that event, however, the parties agree that (a) no party shall be bound by any of the provisions or agreements hereby contained; (b) all parties shall be deemed to have reserved all their respective rights and remedies in this proceeding; and (c) no party shall introduce this Agreement or any related

EXHIBIT 1

writings, discussions, negotiations, or other communications of any type in any proceeding.

EXHIBIT 1

Respectfully submitted,

GENERAL STAFF OF THE ARKANSAS PUBLIC

SERVICE COMMISSION

By:	/s/ Paul J. Ward
Paul J. Ward	501 682 5881

Connie C. Griffin 501 682 5880

General Staff Attorneys

1000 Center Sweet

P.O. Box 400

Little Rock, AR 72203-0400

Fax 501 682 5864

OKLAHOMA GAS & ELECTRIC COMPANY

By:	/s/ Lawrence E. Chisenhall, Jr.
Lawrence E. Chisenhall, Jr.
Chisenhall, Nestrud & Julian PA
400 West Capitol Ave., Suite 2840
Little Rock, AR 72201

Phone 501-372-5800

WAL-MART STORES, INC.

By:	/s/ William A. Eckert III
William A. Eckert III

QUATTLEBAUM, GROOMS, TULL & BURROW PLLC

111 Center Street, Suite 1900

Little Rock, AR. 72201

501 379-1712

Fax 501 379-1701

Angela S. Beehler

Director, Energy Regulation

Wal-Mart Stores, Inc.

2001 Southeast 10th Street

Bentonville, AR 72716-0550

479 204-0437

Fax 479 273-6851

EXHIBIT 1

OFFICE OF THE ATTORNEY GENERAL

By:	/s/ Shawn McMurray

Shawn McMurray

Sr. Asst. Attorney General

Sarah Tacker

Asst. Attorney General

323 Center Street, Suite 200

Little Rock, AR 72201-2610

Phone: 501-682-2007

CERTIFICATE OF SERVICE

I certify that a copy of the foregoing pleading has been delivered to all parties of record by hand delivery, facsimile, electronic transmission, or first-class mail, postage prepaid, this November 29, 2006.

/s/ Paul J. Ward
Paul J. Ward

OKLAHOMA GAS AND ELECTRIC COMPANY DOCKET NO. 06-070-U					ATTACHMENT 1
		TOTAL		TOTAL
		COMPANY	OTHER	ARKANSAS		GENERAL
	DESCRIPTION	PRO FORMA	JURISDICTIONS	JURISDICTION	RESIDENTIAL	SERVICE
LINE		1	2	3	4	5
NO.
	RATE BASE (a)
1	PLANT IN SERVICE	$2,723,645,089	$2,477,389,509	$246,255,580	$87,526,665	$29,486,863
2	WORKING CAPITAL ASSETS	$547,074,185	$499,769,725	$47,304,460	$18,910,608	$5,186,064
3	TOTAL RATE BASE	$3,270,719,274	$2,977,159,234	$293,560,040	$106,437,273	$34,672,927

	NON-FUEL OPERATING REVENUES
4	PRESENT RATE SCHEDULE/CLASS (b)	$1,587,791,297	$1,526,496,256	$61,295,041	$27,139,638	$6,605,821
5	OTHER REVENUES	$38,856,364	$38,541,062	$315,302	$147,399	$33,262
6	TOTAL OPERATING REVENUES	$1,626,647,661	$1,565,037,318	$61,610,343	$27,287,037	$6,639,083

	OPERATING EXPENSES (c)
7	OPERATION AND MAINTENANCE	$1,230,368,199	$1,200,702,024	$29,666,175	$12,475,420	$3,175,298
8	DEPRECIATION	$142,180,794	$129,492,304	$12,688,490	$4,494,786	$1,462,101
9	TOTAL OPERATING EXPENSES	$1,372,548,993	$1,330,194,328	$42,354,665	$16,970,206	$4,637,399
10	TAXES OTHER THAN INCOME	$58,565,340	$53,140,021	$5,425,319	$1,961,180	$612,244

11	FEDERAL & STATE INCOME TAXES	$34,491,293	$33,101,540	$1,389,753	$1,940,295	$114,499
12	TOTAL EXPENSES	$1,465,605,626	$1,416,435,889	$49,169,737	$20,871,682	$5,364,142

13	OPERATING INCOME	$161,042,035	$148,601,429	$12,440,606	$6,415,355	$1,274,941

14	PRESENT RATE OF RETURN	4.9237%	4.9914%	4.2378%	6.0274%	3.6771%

	COST OF SERVICE REVENUE REQUIREMENT GIVEN
	EQUAL RATES OF RETURN FOR ALL CLASSES: 5.36%
15	REQUIRED RATE OF RETURN	5.36%	5.36%	5.36%	5.36%	5.36%
16	REQUIRED OPERATING INCOME (L3*L15)	$175,310,553	$159,575,735	$15,734,818	$5,705,038	$1,858,469
17	OPERATING INCOME DEFICIENCY / (EXCESS) (L16-L13)	$14,268,518	$10,974,306	$3,294,212	($710,318)	$583,528
18	REVENUE CONVERSION FACTOR	1.632600	1.632600	1.632600	1.632600	1.632600
19	REVENUE DEFICIENCY (L17*L18)	$23,294,782	$17,916,652	$5,378,131	($1,159,664)	$952,667

	PROPOSED RATE SCHEDULE REVENUE REQUIREMENTS
20	REVENUE DEFICIENCY / (EXCESS)	$23,294,782	$17,916,652	$5,378,131	($1,159,664)	$952,667

21	NON-FUEL REVENUE REQUIREMENT (L4+L20)	$1,611,086,079	$1,544,412,908	$66,673,172	$25,979,974	$7,558,488

22	TOTAL OTHER REVENUES (L5)	$38,856,364	$38,541,062	$315,302	$147,399	$33,262

23	FUEL REVENUES - Current ECR Rate			$117,523,697	$29,631,294	$9,193,342

24	FUEL REVENUES - Proposed ECR Rate			$117,522,562	$30,291,442	$9,397,608

25	Change in ECR Revenues			($1,136)	$660,148	$204,266

26	TOTAL REVENUE REQUIREMENT (L21+L22+L23)			$184,512,172	$55,758,666	$16,785,093

27	% INCREASE IN NON-FUEL RATE SCHEDULE REVENUES (L20 / L4)			8.77%	-4.27%	14.42%

28	% INCREASE IN RATE SCHEDULE REVENUES (L20+L25) / (L4+L23)			3.01%	-0.88%	7.32%

OKLAHOMA GAS AND ELECTRIC COMPANY DOCKET NO. 06-070-U					ATTACHMENT 1
	DESCRIPTION
		POWER &	MUNICIPAL	SECURITY	MUNICIPAL	ATHLETIC FIELD
		LIGHT	LIGHTING	LIGHTING	PUMPING	LIGHTING
LINE		6	7	8	9	10
NO.
	RATE BASE (a)
1	PLANT IN SERVICE	$117,606,638	$3,808,408	$7,049,842	$220,990	$556,174
2	WORKING CAPITAL ASSETS	$21,622,745	$516,645	$952,897	$38,189	$77,312
3	TOTAL RATE BASE	$139,229,383	$4,325,053	$8,002,739	$259,179	$633,486

	NON-FUEL OPERATING REVENUES
4	PRESENT RATE SCHEDULE/CLASS (b)	$25,080,499	$840,882	$1,519,679	$50,407	$58,115
5	OTHER REVENUES	$133,225	$399	$801	$96	$120
6	TOTAL OPERATING REVENUES	$25,213,724	$841,281	$1,520,480	$50,503	$58,235

	OPERATING EXPENSES (c)
7	OPERATION AND MAINTENANCE	$13,401,601	$189,641	$355,040	$21,437	$47,738
8	DEPRECIATION	$5,942,489	$266,226	$488,391	$10,877	$23,620
9	TOTAL OPERATING EXPENSES	$19,344,090	$455,867	$843,431	$32,314	$71,358
10	TAXES OTHER THAN INCOME	$2,664,809	$60,449	$112,366	$4,287	$9,984

11	FEDERAL & STATE INCOME TAXES	($871,924)	$82,731	$138,075	$2,304	($16,227)
12	TOTAL EXPENSES	$21,136,975	$599,047	$1,093,872	$38,905	$65,115

13	OPERATING INCOME	$4,076,749	$242,234	$426,608	$11,598	($6,880)

14	PRESENT RATE OF RETURN	2.9281%	5.6007%	5.3308%	4.4749%	-1.0861%

	COST OF SERVICE REVENUE REQUIREMENT GIVEN
	EQUAL RATES OF RETURN FOR ALL CLASSES: 5.36%
15	REQUIRED RATE OF RETURN	5.36%	5.36%	5.36%	5.36%	5.36%
16	REQUIRED OPERATING INCOME (L3*L15)	$7,462,695	$231,823	$428,947	$13,892	$33,955
17	OPERATING INCOME DEFICIENCY / (EXCESS) (L16-L13)	$3,385,946	($10,411)	$2,339	$2,294	$40,835
18	REVENUE CONVERSION FACTOR	1.632600	1.632600	1.632600	1.632600	1.632600
19	REVENUE DEFICIENCY (L17*L18)	$5,527,895	($16,998)	$3,818	$3,745	$66,668

	PROPOSED RATE SCHEDULE REVENUE REQUIREMENTS
20	REVENUE DEFICIENCY / (EXCESS)	$5,527,895	($16,998)	$3,818	$3,745	$66,668

21	NON-FUEL REVENUE REQUIREMENT (L4+L20)	$30,608,394	$823,884	$1,523,497	$54,152	$124,783

22	TOTAL OTHER REVENUES (L5)	$133,225	$399	$801	$96	$120

23	FUEL REVENUES - Current ECR Rate	$77,397,778	$373,449	$751,012	$64,685	$112,137

24	FUEL REVENUES - Proposed ECR Rate	$76,503,238	$381,769	$767,744	$66,126	$114,636

25	Change in ECR Revenues	($894,540)	$8,320	$16,732	$1,441	$2,498

26	TOTAL REVENUE REQUIREMENT (L21+L22+L23)	$108,139,397	$1,197,732	$2,275,311	$118,933	$237,040

27	% INCREASE IN NON-FUEL RATE SCHEDULE REVENUES (L20 / L4)	22.04%	-2.02%	0.25%	7.43%	114.72%

28	% INCREASE IN RATE SCHEDULE REVENUES (L20+L25) / (L4+L23)	4.52%	-0.71%	0.91%	4.51%	40.63%

OKLAHOMA GAS AND ELECTRIC COMPANY	ATTACHMENT 2
DOCKET NO. 06-070-U	PAGE 1 OF 7
RATE SCHEDULES

Residential – R-1
Customer Charge	6.50

kWh

Summer First 1,500	.04066
Summer Over 1,500	.04335

Winter First 600	.02948
Winter Over 600	.01600

General Service – GS-1
Customer Charge	21.67

kWh

Summer All	.03242

Winter First 1,000	.02271
Winter Over 1,000	.01355

Power & Light – PL-1

Service Level 1
Customer Charge	125.00

Energy Charge	.00245

Summer kW	5.07
Winter kW	3.21

Service Level 2,3,4
Customer Charge	160.00

Energy Charge	.00314

Summer kW	6.21
Winter kW	3.96

Service Level 5
Customer Charge	75.00

Energy Charge	.00416

Summer kW	8.98
Winter kW	5.54

OKLAHOMA GAS AND ELECTRIC COMPANY	ATTACHMENT 2
DOCKET NO. 06-070-U	PAGE 2 OF 7
RATE SCHEDULES

Power & Light-Time-of-Use – PL-TOU

Service Level 1
Customer Charge	125.00
TOU Meter Charge	9.00

Energy Charge	.00245

Summer On-Peak kW	4.08
Summer Maximum kW	0.99
Winter kW	3.21

Service Level 2,3,4
Customer Charge	160.00
TOU Meter Charge	9.00

Energy Charge	.00314

Summer On-Peak kW	4.98
Summer Maximum kW	1.23
Winter kW	3.96

Service Level 5
Customer Charge	75.00
TOU Meter Charge	9.00

Energy Charge	.00416

Summer On-Peak kW	7.36
Summer Maximum kW	1.62
Winter kW	5.54

Municipal Water Pumping – PM-1
Customer Charge	28.60

kWh

Summer All	.01832
Winter All	.01796

Athletic Field Lighting – AFL-1	First Year	Second Year
Customer Charge	27.95	27.95

Energy Charge	.02470	.03191

OKLAHOMA GAS AND ELECTRIC COMPANY	ATTACHMENT 2
DOCKET NO. 06-070-U	PAGE 3 OF 7
RATE SCHEDULES

Municipal Roadway and Area Lighting – LM-1

Type of	Percentage of Lighting Investment Provided by Co.
Lighting Unit
Non-shielded
Mercury Vapor Lamps	100%	None
3600 Lumens	2.77	1.46
7000 Lumens	3.61	2.25
11500 Lumens	4.57	3.02
20000 Lumens	7.34	4.10
40000 Lumens	11.82	6.89
60000 Lumens	16.10	8.48

Non-shielded High Pressure Sodium	100%	None
4000 Lumens	3.08	1.65
9500 Lumens-NEMA	4.35	2.58
9500 Lumens-Cobra	6.70	4.00
15500 Lumens	6.29	3.51
25000 Lumens	8.63	4.81
25000 Lumens-Directional	10.02	5.51
37000 Lumens	11.00	6.05
50000 Lumens	12.91	5.62
50000 Lumens-High Mast System	N/A	6.84
50000 Lumens-Directional	14.38	7.43
140000 Lumens	22.21	12.94
140000 Lumens-High Mast System	N/A	13.07

Shielded High Pressure Sodium	100%	None
9500 Lumens- Cobra	7.45	4.44
9500 Lumens – Post Top	10.07	4.44
25000 Lumens – Cobra	6.78	3.73
25000 Lumens- Decorative	12.19	6.29
50000 Lumens - Cobra	6.78	3.50

OKLAHOMA GAS AND ELECTRIC COMPANY	ATTACHMENT 2
DOCKET NO. 06-070-U	PAGE 4 OF 7
RATE SCHEDULES

Type of	Percentage of Lighting.
Lighting Unit	Investment Provided by Co
Non-shielded
Metal Halide Lamps	100%	None
14000 Lumens	9.41	5.18
14000 Lumens-Directional	10.91	6.00
21000 Lumens	10.97	6.03
36000 Lumens	13.48	7.41
36000 Lumens-Directional	14.98	8.24
100000 Lumens	17.26	10.23
100000 Lumens-High Mast System	N/A	10.73
100000 Lumens-Directional	19.50	11.24

Sign and Underpass Lighting Fixtures
9500 Lumen High Press Sodium	8.59	4.40
7000 Lumen Mercury Vapor	7.31	3.61
11500 Lumen Mercury Vapor	8.21	4.07
5700 Lumen Fluorescent	-	5.76
12900 Lumen Fluorescent	-	6.47
24000 Lumen Fluorescent	-	8.18

Standard Wood Pole
30’	3.00	0.45
35’	4.50	0.53
40’	5.50	0.81
45’	6.00	1.17
50’	6.50	1.69

Each Additional 5’ in Length
(115’ Maximum Total Length)	3.40	0.55

Standard Pole, Other Than Wood
15’-19’	4.98	1.05
20’-24’	5.44	1.15
25’-27’	6.45	1.24
28’-32’	7.25	1.62
33’-37’	11.38	2.05
38’-42’	16.20	2.33
43’-47’	21.50	2.77

OKLAHOMA GAS AND ELECTRIC COMPANY	ATTACHMENT 2
DOCKET NO. 06-070-U	PAGE 5 OF 7
RATE SCHEDULES

Monthly Price for	Investment Provided by Co.
Lighting Unit
	100%	None
Miscellaneous Facilities
Break-away Base	3.22	1.62
80’ Metal pole with lowering ring	170.14	4.25

Each additional 5’ in Length
(150’ Maximum Total Length)	14.15	0.35

ORNAMENTAL TYPE LIGHTING FIXTURES:

7000 lumen mercury vapor contemporary
post top luminaire on decorative pole	8.83

20000 lumen mercury vapor contemporary
post top luminaire on decorative pole	13.14

9500 lumen high pressure sodium vapor
contemporary post top luminaire on
decorative pole	9.56

OKLAHOMA GAS AND ELECTRIC COMPANY	ATTACHMENT 2
DOCKET NO. 06-070-U	PAGE 6 OF 7
RATE SCHEDULES

Outdoor Security Lighting – OSL-1

NON-SHIELDED AREA SECURITY LIGHTS

		Existing
Lamp Size		Distribution
In Lumens	Light Source	Wood Poles

3,600	Mercury Vapor	2.79
4,000	High Pressure Sodium	3.41
7,000	Mercury Vapor	3.25
9,500	NEMA High Pressure Sodium	5.11
9,500	High Pressure Sodium Cobra	6.70
9,500	High Pressure Sodium – Directional	6.62
11,500	Mercury Vapor	4.29
14,000	Metal Halide – Directional	10.96
14,000	Metal Halide	9.45
15,500	High Pressure Sodium	7.03
20,000	Mercury Vapor	6.88
21,000	Metal Halide	11.02
25,000	High Pressure Sodium	8.55
25,000	High Pressure Sodium – Directional	10.07
36,000	Metal Halide	13.54
36,000	Metal Halide – Directional	15.05
40,000	Mercury Vapor	12.38
50,000	High Pressure Sodium	11.55
50,000	High Pressure Sodium – Directional	13.06
100,000	Metal Halide	17.95
100,000	Metal Halide – Directional	19.59
140,000	High Pressure Sodium	23.61

SHIELDED AREA SECURITY LIGHTS
		Existing
Lamp Size		Distribution
In Lumens	Light Source	Wood Poles
9,500	High Pressure Sodium - Cobra	7.45
9,500	High Pressure Sodium – Post Top	10.07
25,000	High Pressure Sodium - Cobra	6.78
25,000	High Pressure Sodium - Decorative	12.19
50,000	High Pressure Sodium – Cobra	6.78

OKLAHOMA GAS AND ELECTRIC COMPANY	ATTACHMENT 2
DOCKET NO. 06-070-U	PAGE 7 OF 7
RATE SCHEDULES

ADDITIONAL CHARGES:

With
Standard Wood Pole	Overhead Wiring
30’	3.01
35’	4.52
40’	5.52
45’	6.03
50’	6.53

Standard Pole	With
Other than Wood	Overhead Wiring
15-19’	5.00
20-24’	5.46
25-27’	6.48
28-32’	7.28
33-37’	11.43
38-42’	16.27
43-47’	21.60

ORNAMENTAL TYPE LIGHTING FIXTURES:
7,000 lumen mercury vapor contemporary post top
luminaire on a 19 foot steel pole	8.88

9,500 lumen high pressure sodium contemporary post top

luminaire on a 19 foot steel pole	9.85

20,000 lumen mercury vapor contemporary post top

luminaire on 24 foot steel pole	16.04

25,000 lumen high pressure sodium contemporary post top

luminarie on a 24 foot steel pole	17.11

OKLAHOMA GAS AND ELECTRIC COMPANY DOCKET NO. 06-070-U	ATTACHMENT 3 PAGE 1 OF 8

PRO FORMA YEAR BILLING DETERMINANTS

	Billing	Pro Forma Year
Present	Determinant	Billing
Rate Schedule	Type	Determinants

TOTAL Arkansas Jurisdiction
	Customers	751,644
	TOU Meter Charges	340
	MWH	2,741,654
	Kw	4,223,739
	Lights & Poles

Residential R-1
Customer Charge	Customers	632,304
Summer MWH Charge	0-1,500	327,862
(June-Oct)	Over 1,500	-
Winter MWH Charge	First 600	186,149
(Nov-May)	601-1,000	71,600
	Over 1,000	105,643
Total MWH		691,254

General Service SL-3
Customer Charge	Customer Charge	60
Summer MWH Charge	Energy Charge	82
Winter MWH Charge	First 1,000	36
	Over 1,000	202
Total MWH		320

General Service SL-5
Customer Charge	Customer Charge	105,852
Summer MWH Charge	Energy Charge	104,686
Winter MWH Charge	First 1,000	39,961
	Over 1,000	69,500
Total MWH		214,147

General Service Total
Customer Charge	Customer Charge	105,912
Summer MWH Charge	Energy Charge	104,768
Winter MWH Charge	First 1,000	39,997
	Over 1,000	69,702
Total MWH		214,467

OKLAHOMA GAS AND ELECTRIC COMPANY DOCKET NO. 06-070-U	ATTACHMENT 3 PAGE 2 OF 8

	Billing	Pro Forma Year
Present	Determinant	Billing
Rate Schedule	Type	Determinants

Power & Light PL-1 SL-2
Customer Charge	Customer Charge	12
MWH Charge	Energy Charge	31,895
Summer kW Charge	Demand Charge	24,875
Winter kW Charge	Demand Charge	29,194
Total MWH		31,895
Total kW		54,069
Power & Light PL-1 SL-3
Customer Charge	Customer Charge	336
MWH Charge	Energy Charge	205,969
Summer kW Charge	Demand Charge	194,261
Winter kW Charge	Demand Charge	236,256
Total MWH		205,969
Total kW		430,517
Power & Light PL-1 SL-4
Customer Charge	Customer Charge	12
MWH Charge	Energy Charge	1,054
Summer kW Charge	Demand Charge	3,067
Winter kW Charge	Demand Charge	1,317
Total MWH		1,054
Total kW		4,384
Power & Light PL-1 SL-5
Customer Charge	Customer Charge	10,884
MWH Charge	Energy Charge	516,419
Summer kW Charge	Demand Charge	675,122
Winter kW Charge	Demand Charge	826,199
Total MWH		516,419
Total kW		1,501,321
Power & Light TOU PLTOU SL-1
Customer Charge	Customer Charge	24
Time of Use Meter Charge		10
MWH Charge	Energy Charge	447,678
Summer kW Charge	On Peak kW	421,188
	Maximum kW	428,832
Winter kW Charge	Demand Charge	596,560
Total MWH		447,678
Total kW		1,025,392
Power & Light TOU PLTOU SL-2
Customer Charge	Customer Charge	36
Time of Use Meter Charge		15
MWH Charge	Energy Charge	164,410
Summer kW Charge	On Peak kW	119,246
	Maximum kW	130,299
Winter kW Charge	Demand Charge	158,876
Total MWH		164,410
Total kW		289,175
Power & Light TOU PLTOU SL-3
Customer Charge	Customer Charge	312
Time of Use Meter Charge		130
MWH Charge	Energy Charge	350,559
Summer kW Charge	On Peak kW	313,392
	Maximum kW	321,708
Winter kW Charge	Demand Charge	393,706
Total MWH		350,559
Total kW		715,414

OKLAHOMA GAS AND ELECTRIC COMPANY DOCKET NO. 06-070-U	ATTACHMENT 3 PAGE 3 OF 8

	Billing	Pro Forma Year
Present	Determinant	Billing
Rate Schedule	Type	Determinants
Power & Light TOU PLTOU SL-5
Customer Charge	Customer Charge	444
Time of Use Meter Charge		185
MWH Charge	Energy Charge	87,591
Summer kW Charge	On Peak kW	87,392
	Maximum kW	90,375
Winter kW Charge	Demand Charge	113,092
Total MWH		87,591
Total kW		203,467

Power & Light Total
Customer Charge	Customer Charge	12,868
Time of Use Meter Charge		340
MWH Charge	Energy Charge	1,805,575
Summer kW Charge	On Peak kW	941,218
	Maximum kW	1,868,539
Winter kW Charge	Demand Charge	2,355,200
Total MWH		1,805,575
Total kW		4,223,739

OKLAHOMA GAS AND ELECTRIC COMPANY DOCKET NO. 06-070-U	ATTACHMENT 3 PAGE 4 OF 8

	Billing	Pro Forma Year
Present	Determinant	Billing
Rate Schedule	Type	Determinants

MUNICIPAL PUMPING PM-L
CUSTOMER CHARGE	ALL	936
SUMMER MWH	ALL	544
WINTER MWH	ALL	965
Total MWH		1,509

ATHLETIC FIELD LIGHTING AFL-1
CUSTOMER CHARGE	ALL	432
ENERGY CHARGE	ALL	2,616
Total MWH		2,616

MUNICIPAL LIGHTING LM-1

		Pro Forma Year
		Billing	Annual
100% Company Owned	LUMEN	Fixture Charges	Imputed MWH

Mercury Vapor	3,600	328	161
	7,000	3,205	2,731
	11,500	47	58
	20,000	410	792
	40,000	76	248
	60,000	-	-

High Pressure Sodium	4,000	-	-
NEMA	9,500	3,039	1,495
Cobra Head	9,500	-	-
Cobra Head Shielded	9,500	-	-
	15,500	56	48
	25,000	852	1,094
Directional	25,000	-	-
Cobra Head Shielded	25,000	-	-
Shielded Decorative	25,000	-	-
	37,000	-	-
	50,000	790	1,602
High Mast System	50,000	-	-
Directional	50,000	-	-
Cobra Head Shielded	50,000	-	-
	140,000	-	-
High Mast System	140,000	-	-

Metal Halide	14,000	-	-
Directional	14,000	-	-
	21,000	-	-
	36,000	-	-
Directional	36,000	-	-
	100,000	26	123
High Mast System	100,000	-	-
Directional	100,000	-	-

OKLAHOMA GAS AND ELECTRIC COMPANY DOCKET NO. 06-070-U	ATTACHMENT 3 PAGE 5 OF 8

		Pro Forma Year
		Billing	Annual
100% Company Owned	LUMEN	Fixture Charges	Imputed MWH
Sign & Underpass Lighting
High Pressure Sodium	9,500	1	0
Mercury Vapor	7,000	-	-
Mercury Vapor	11,500	-	-
Fluorescent	5,700	-	-
Fluorescent	12,900	-	-
Fluorescent	24,000	-	-

Poles
Wood 30’		2,688	-
35’		105	-
40’		40	-
45’		1	-
50’		1	-
Each Additional 5’		-	-

Other Than Wood 15-19’		142	-
20-24’		19	-
25-27’		89	-
28-32’		467	-
33-37’		402	-
38-42’		-	-
43-47’		-	-

OKLAHOMA GAS AND ELECTRIC COMPANY DOCKET NO. 06-070-U	ATTACHMENT 3 PAGE 6 OF 8

MUNICIPAL LIGHTING LM-1		Pro Forma Year
100% Company Owned		Billing	Annual
Commercial Type Fixtures	LUMEN	Fixture Charges	Imputed MWH

Post Top Luminaire	7,000	4	3
	9,500	56	28
Post Top Shielded	9,500	-	-
	20,000	-	-
Shielded	25,000	-	-

Miscellaneous Facilities
Break-Away Base		273	-
Metal Pole W/Ring 80’		-	-
Each Additional 5’		-	-

0% Company Owned
Mercury Vapor	3,600	-	-
	7,000	-	-
	11,500	11	14
	20,000	98	189
	40,000	-	-
	60,000	11	51

High Pressure Sodium	4,000	-	-
NEMA	9,500	5	2
Cobra Head	9,500	-	-
Cobra Head Shielded	9,500	-	-
Shielded Decorative	9,500	-	-
	15,500	-	-
	25,000	38	49
	25,000	-	-
	25,000	-	-
	25,000	-	-
	37,000	-	-
	50,000	8	16
High Mast System	50,000	-	-
Directional	50,000	-	-
Cobra Head Shielded	50,000	-	-
	140,000	-	-
High Mast System	140,000	-	-

Metal Halide	14,000	-	-
Directional	14,000	-	-
	21,000	-	-
	36,000	-	-
Directional	36,000	-	-
	100,000	-	-
High Mast System	100,000	-	-
Directional	100,000	-	-

Sign & Underpass Lighting
High Pressure Sodium	9,500	-	-
Mercury Vapor	7,000	-	-
Mercury Vapor	11,500	7	9
Fluorescent	5,700	-	-
Fluorescent	12,900	-	-
Fluorescent	24,000	-	-

OKLAHOMA GAS AND ELECTRIC COMPANY DOCKET NO. 06-070-U	ATTACHMENT 3 PAGE 7 OF 8

MUNICIPAL LIGHTING LM-1		Pro Forma Year
100% Company Owned		Billing	Annual
Commercial Type Fixtures	LUMEN	Fixture Charges	Imputed MWH
Poles
Wood 30”		-	-
35’		-	-
40’		-	-
45’		-	-
50’		-	-
Each Additional 5’		-	-

Other Than Wood 15-19’		-	-
20-24’		-	-
25-27’		-	-
28-32’		-	-
33-37’		430	-
38-42’		7	-
43-47’		7	-

Miscellaneous Facilities
Break-Away Base		-	-
Metal Pole W/Ring 80’		356	-
Each Additional 5’		-	-
MUNICIPAL LIGHTING LM-1 Total		-	-
		14,095	8,713

OKLAHOMA GAS AND ELECTRIC COMPANY DOCKET NO. 06-070-U	ATTACHMENT 3 PAGE 8 OF 8

OUTDOOR SECURITY LIGHTING OS1-1		Pro Forma Year
		Billing	Annual
	LUMEN	Fixture Charges	Imputed MWH

Mercury Vapor	3,600	4	2
	7,000	2,049	1,746
	11,500	4	5
	20,000	153	296
	40,000	72	235

High Pressure Sodium	4,000	5	1
NEMA	9,500	8,964	4,410
Directional	9,500	-	-
Cobra Head	9,500	-	-
Cobra Head Shielded	9,500	-	-
	15,500	323	275
	25,000	992	1,274
Directional	25,000	-	-
Cobra Head Shielded	25,000	-	-
	50,000	273	554
Directional	50,000	-	-
Cobra Head Shielded	50,000	-	-
	140,000	15	71

Metal Halide	14,000	32	27
Directional	14,000	5	4
	21,000	-	-
	36,000	-	-
Directional	36,000	-	-
	100,000	1,823	8,619
Directional	100,000	-	-

Poles
Wood 30”		4,160	-
35’		685	-
40’		614	-
45’		7	-
		12	-
Other Than Wood 15-19’		448	-
20-24’		105	-
25-27’		113	-
28-32’		252	-
33-37’		55	-
38-42’		1	-
43-47’		-	-

Ornamental Type Fixtures
Post Top Luminaire	7,000	-	-
	9,500	-	-
Shielded	9,500	-	-
	20,000	-	-
	25,000	-	-
Shielded	25,000	-	-
OUTDOOR SECURITY LIGHTING Total		21,166	17,519